As filed with the Securities and Exchange Commission on July 1, 2020
Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AKERO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	81-5266573
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
601 Gateway Boulevard, Suite 350
South San Francisco, CA 94080
(650) 487-6488
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew Cheng, M.D., Ph.D.
President and Chief Executive Officer
Akero Therapeutics, Inc.
601 Gateway Boulevard, Suite 350
South San Francisco, CA 94080
(650) 487-6488
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Mitchell S. Bloom, Esq. John Mutkoski, Esq. Sam Zucker, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Jonathan Young, Ph.D., J.D. Co-Founder and Chief Operating Officer Akero Therapeutics, Inc. 601 Gateway Boulevard, Suite 350 South San Francisco, CA 94080 (650) 487-6488

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, $0.0001 par value per share(5)
Preferred Stock, $0.0001 par value per share(6)
Debt Securities(7)
Warrants(8)
Units(9)
Total Offering	$300,000,000	N.A.	$300,000,000	$38,940
Total Registration Fee			$300,000,000	$38,940

(1)
The amount to be registered consists of up to $300,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities or units that may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

(2)
The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)
Estimated solely for purposes of computing the registration fee. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities or units that may be issued upon exercise of warrants registered hereby, as the case may be.

(4)
The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(5)
Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(6)
Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(7)
Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.

(8)
Including such indeterminate number of warrants or other rights, including without limitation share purchase or subscription rights, as may be issued from time to time at indeterminate prices.

(9)
Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JULY 1, 2020.
PROSPECTUS
$300,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may from time to time issue, in one or more series or classes, up to $300,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units, in any combination, together or separately, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement to this prospectus and any related free writing prospectus.
We may offer these securities separately or together in units. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will specify the terms of the securities being offered. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the applicable prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “AKRO.” On June 29, 2020, the closing price for our common stock, as reported on The Nasdaq Global Select Market, was $22.89 per share. Our principal executive offices are located at 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080 and our phone number is (650) 487-6488.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 4 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Prospectus is                 , 2020

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $300,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation By Reference.”
You should rely only on the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.
As used in this prospectus, unless the context otherwise requires, references to the “company,” “Akero,” “we,” “us” and “our” refer to Akero Therapeutics, Inc. and, where appropriate, our subsidiary.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “endeavor,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”
This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
These forward-looking statements include, among other things, statements about:
•
the success, cost and timing of our product development activities and clinical trials, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and our research and development programs;

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our ability to advance any product candidate into or successfully complete any clinical trial;

•
our ability to complete Cohort C in our ongoing Phase 2a clinical trial of AKR-001 in NASH patients, including the ability to complete patient enrollment and obtain data during the ongoing COVID-19 pandemic;

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our ability to manufacture drug product and submit an acceptable IND package to support our planned Phase 2b clinical trial during the ongoing COVID-19 pandemic;

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our ability to initiate and complete enrollment and collect sufficient data in our planned Phase 2b/3 clinical trial during the ongoing COVID-19 pandemic;

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the potential for COVID-19 or other pandemic, epidemic or outbreak of an infectious disease, including COVID-19, to disrupt our business plans, product development activities, ongoing clinical trials, including the timing and enrollment of patients, the health of our employees and the strength of our supply chain;

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our ability to advance any product candidate into or successfully complete any clinical trial;

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our ability or the potential to successfully manufacture our product candidates for clinical trials or for commercial use, if approved;

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the potential for our identified research priorities to advance our technologies;

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our ability to obtain and maintain regulatory approval, if obtained, of AKR-001 or any future product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate;

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the ability to license additional intellectual property relating to any future product candidates and to comply with our existing license agreement;

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our ability to commercialize our products in light of the intellectual property rights of others;

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the success of competing therapies that are or become available;

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our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates;

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the commercialization of our product candidates, if approved;

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our plans to research, develop and commercialize our product candidates;

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our ability to attract collaborators with development, regulatory and commercialization expertise;

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future agreements with third parties in connection with the commercialization of our product candidates and any other approved product;

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the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

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the rate and degree of market acceptance of our product candidates;

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regulatory developments in the United States and foreign countries;

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our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

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our ability to attract and retain key scientific or management personnel;

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the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

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the impact of laws and regulations; and

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our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties and other factors more fully discussed in the “Risk Factors” section in this prospectus, the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A. Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the period ended December 31, 2019, our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and our Current Reports on Form 8-K.
You should read this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus and the documents we incorporate by reference herein represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.
This prospectus and the documents incorporated by reference also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including (i) our annual report on Form 10-K for the fiscal year ended December 31, 2019, which is on file with the SEC and is incorporated herein by reference, (ii) our quarterly report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated by reference into this prospectus, and (iii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

ABOUT THE COMPANY
Our Business
We are a cardio-metabolic nonalcoholic steatohepatitis, or NASH, company developing pioneering medicines designed to restore metabolic balance and improve overall health for NASH patients. Our lead product candidate, Efruxifermin (EFX), formerly known as AKR-001, is a proprietary fibroblast growth factor, or FGF21, analog with unique properties that we believe has the potential to address the core processes underlying NASH pathogenesis, with the potential to restore healthy fat metabolism in the liver, reduce hepatocyte stress, mitigate inflammation and resolve fibrosis. FGF21 is an endocrine hormone that acts on the liver, pancreas, muscle and adipose tissue to regulate the metabolism of lipids, carbohydrates and proteins. Acting as a paracrine hormone, FGF21 also plays a critical role in protecting cells against stress. These attributes make FGF21 agonism a compelling therapeutic mechanism, but native FGF21 is limited by its short half-life in the bloodstream. EFX has been engineered with the objective of increasing human FGF21’s half-life sufficiently to enable dosing once-weekly or once every two weeks, while retaining the native biological activity of FGF21.
EFX is currently being evaluated in an ongoing Phase 2a clinical trial, known as the BALANCED study, where we enrolled 80 patients with biopsy-confirmed NASH in the main portion of the study. The main BALANCED study is a multicenter, randomized, double-blind, placebo-controlled, dose-ranging trial evaluating three EFX dose groups after 16 weeks of treatment. We reported primary and secondary endpoint results related to liver fat reduction and ALT reduction in March 2020. We announced additional results of a 16-week analysis of secondary and exploratory endpoints, including histological results from paired biopsies, in June 2020. Notably, of the 40 treatment responders who had end-of-treatment biopsies, we observed that 48% of EFX patients achieved fibrosis improvement without worsening of NAFLD activity score, or NAS, and 48% achieved NASH resolution with no worsening of fibrosis. In addition, 28% of EFX patients achieved at least a 2-stage improvement in fibrosis. Improvements in glycemic control and dyslipidemia, as well as weight loss, were also observed across all dose groups. Treatment with EFX was generally reported to be well tolerated with the most frequent adverse events being grade 1 or 2 gastrointestinal events, which were transient in nature. We believe these results indicate the potential of EFX to redirect calories away from the liver, reduce liver fat, alleviate hepatocyte stress, inhibit inflammation and resolve fibrosis in patients with NASH, as well as reduce susceptibility to cardiovascular disease and diabetes-related diseases such as nephropathy. We therefore believe that, if approved, EFX has the potential to be a foundational monotherapy for the treatment of NASH and for preventing cardiovascular disease and diabetes-related diseases among NASH patients.
The rapidly rising prevalence of NAFLD and NASH is driven by the global obesity epidemic. Poor diet and lack of exercise can lead to caloric overburdening of the liver and accumulation of excessive liver fat. In patients with NASH, excessive liver fat leads to hepatocyte stress, which triggers localized inflammation and, as disease progresses, can lead to fibrosis and ultimately cirrhosis. According to a study published in Hepatology (2018), the prevalence of NASH in the United States is projected to increase from an estimated 17.3 million in 2016 to 27.0 million by 2030. In particular, the prevalence of patients with advanced fibrosis in the United States is projected to more than double between 2016 and 2030. NASH is the liver manifestation of metabolic syndrome and is frequently associated with insulin resistance and Type 2 diabetes. Additionally, patients with NASH have high rates of cardiovascular-related events, such as stroke and heart attack, with cardiovascular disease being the leading cause of death in patients with NASH. There are currently no approved therapies for NASH. We believe the results with EFX have been the strongest results to date in this population.
Our management team has extensive experience in drug discovery, development and commercialization, and has been involved in the approvals of more than 20 medicines. Our Chief Executive Officer, Andrew Cheng, MD, PhD, previously Chief Medical Officer at Gilead, was responsible for clinical development for Gilead’s HIV program. Our Chief Development Officer, Kitty Yale, led global clinical operations and management of Gilead’s liver disease, inflammation, oncology, and HIV trials. Our Chief Scientific Officer, Tim Rolph, DPhil, formerly Chief Scientific Officer of Pfizer’s Cardiovascular & Metabolic Disease Research Unit, previously oversaw Pfizer’s FGF21 program. We believe that our team is well positioned to leverage its collective experience in drug development and in-depth knowledge of FGF21 biology and metabolic diseases to develop and commercialize products that will have significant benefits for patients with NASH and other serious metabolic diseases with high unmet medical need.
Corporate History and Information
We were incorporated in January 2017 under the laws of the State of Delaware under the name Pippin Pharmaceuticals, Inc. On May 16, 2018, we changed our name to Akero Therapeutics, Inc. Our principal executive offices are located at 601 Gateway Boulevard, Suite 350, South San Francisco, CA 94080, and our telephone number is (650) 487-6488. Our website address is www.akerotx.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th.
We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are more than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development costs, including the conduct of one or more clinical trials and process development and manufacturing of our product candidate, working capital, capital expenditures and other general corporate purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.
We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

DESCRIPTION OF CAPITAL STOCK
The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation, or our charter, and amended and restated by-laws, or our by-laws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.
General
Our authorized capital stock consists of One Hundred Fifty Million (150,000,000) shares of common stock, par value $0.0001 per share and Ten Million (10,000,000) shares of undesignated preferred stock, par value $0.0001 per share.
Common Stock
The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding convertible preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding convertible preferred stock.
Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “AKRO.”
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. No shares of convertible preferred stock are outstanding, and we have no present plan to issue any shares of convertible preferred stock.
Registration Rights
Certain holders of our common stock are entitled to rights with respect to the registration of these securities under the Securities Act. These rights are provided under the terms of an amended and restated investors’ rights agreement between us and holders of our previously outstanding convertible preferred stock. The amended and restated investors’ rights agreement includes demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations under this agreement will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.
Demand Registration Rights
Certain holders of our common stock are entitled to demand registration rights. Under the terms of the amended and restated investors’ rights agreement, we will be required, upon the written request of a majority of the holders of previously outstanding convertible preferred stock, to file a registration statement and use best efforts to effect the registration of all or a portion of these shares for public resale at an aggregate price of at least $10.0 million. We are required to effect only one registration pursuant to this provision of the amended and restated investors’ rights agreement.
Short-Form Registration Rights
Pursuant to the amended and restated investors’ rights agreement, if we are eligible to file a registration statement on Form S-3, upon the written request of at least 20% of these holders to sell registrable securities at an aggregate price of at least $5.0 million, we will be required to use commercially reasonable efforts to effect a registration of such shares. We are required to effect only one registration in any twelve-month period pursuant to this provision of the investors’ rights agreement. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations.
Piggyback Registration Rights
Pursuant to the amended and restated investors’ rights agreement, if we register any of our securities either for our own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration. Subject to certain exceptions contained in the amended and restated investors’ rights agreement, we and the underwriters may terminate or withdraw any registration initiated before the effective date of such registration in our sole discretion.
Indemnification
Our amended and restated investors’ rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.
Expiration of Registration Rights
The demand registration rights and short form registration rights granted under the investors’ rights agreement will terminate on the third anniversary of the completion of our initial public offering or at such time after this offering when the holders’ shares may be sold without restriction pursuant to Rule 144 within a three-month period.
Anti-Takeover Effects of Delaware Law and Provisions of our Charter and our By-laws
Provisions of our Charter and our By-laws
Our charter and our by-laws include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.
Board Composition and Filling Vacancies.   Our certificate of incorporation provides for the division of our board of directors into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.
No Written Consent of Stockholders.   Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.
Meetings of Stockholders.   Our certificate of incorporation and bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.
Advance Notice Requirements.   Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.
Amendment to Charter and By-laws.   Any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability and certificate of incorporation must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment.
Undesignated Preferred Stock.   Our certificate of incorporation provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.
Choice of Forum.   Our bylaws provide that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware (or, if the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for state law claims for (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us, or any current or former director, officer, or other employee or stockholder, arising out of or pursuant to any provision of the General Corporation Law of the State of Delaware or our certificate of incorporation or bylaws; and (4) any action asserting a claim against us or any current or former director or officer or other employee governed by the internal affairs doctrine. The choice of forum provision does not apply to any causes of action arising under the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our bylaws also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our bylaws is inapplicable or unenforceable if it is challenged in a proceeding or otherwise. Additionally, the forum selection clause in our second amended and restated bylaws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.
Section 203 of the Delaware General Corporation Law.   Upon completion of this offering, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
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before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

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at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.
General
The indentures:
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do not limit the amount of debt securities that we may issue;

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allow us to issue debt securities in one or more series;

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do not require us to issue all of the debt securities of a series at the same time; and

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allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “— Subordination” and in the applicable prospectus supplement.
Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
The prospectus supplement for each offering will provide the following terms, where applicable:
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the title of the debt securities and whether they are senior or subordinated;

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any limit upon the aggregate principal amount of the debt securities of that series;

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the date or dates on which the principal of the debt securities of the series is payable;

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the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;

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the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

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the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;

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the right, if any, to extend the interest payment periods and the duration of such extension;

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the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;

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our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the form of the debt securities of the series including the form of the Certificate of Authentication for such series;

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if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;

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whether the debt securities will be convertible into or exchangeable for common stock or other securities of ours or any other Person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

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any additional or alternative events of default to those set forth in the indenture;

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any additional or alternative covenants to those set forth in the indenture;

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the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

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if the principal of (and premium, if any), or interest,, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

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additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;

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the applicability of any guarantees;

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any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”
We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Payment
Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.
Merger, Consolidation or Sale of Assets
The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:
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either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and

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an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
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default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;

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default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;

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default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;

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bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

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any other event of default provided with respect to a particular series of debt securities.

If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:
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we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

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all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.
The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
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is in conflict with any law or the applicable indenture;

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may involve the trustee in personal liability; or

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may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.
Modification of the Indentures
Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).

We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:
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to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;

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to comply with the covenant described above under “— Merger, Consolidation or Sale of Assets”;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add events of default for the benefit of the holders of all or any series of debt securities;

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to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indentureconferred upon us;

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to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;

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to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee or to appoint a separate trustee with respect to any series;

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to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or

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to conform the applicable indenture to this “— Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Subordination
Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:
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either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

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we have paid or caused to be paid all other sums payable.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.
The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.
General
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the periods during which, and places at which, the warrants are exercisable;

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the manner of exercise;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreement and warrants may be modified;

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federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and/or warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular prospectus supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to those units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement;

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the price or prices at which the units will be issued;

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the applicable United States federal income tax considerations relating to the units;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant based on the composition of the unit and as may be updated in any applicable prospectus supplements.
Issuance in Series
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.
Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.
The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:
Modification without Consent
We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:
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to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;

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to correct or supplement any defective or inconsistent provision; or

•
to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
Modification with Consent
We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:
•
impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•
reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:
•
if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•
if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.
In each case, the required approval must be given by written consent.
Unit Agreements Will Not Be Qualified under Trust Indenture Act
No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.
The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer
We will issue each unit in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.
Each unit and all securities comprising the unit will be issued in the same form.
If we issue any units in registered, non-global form, the following will apply to them.
The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or may request that their units be combined into fewer units of larger denominations, as long as the total amount of units held by a holder is not changed.
•
Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•
Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•
If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:
•
on or through the facilities of The Nasdaq Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•
to or through a market maker otherwise than on The Nasdaq Global Select Market or such other securities exchanges or quotation or trading services.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•
the name of the agent or any underwriters;

•
the public offering or purchase price;

•
any discounts and commissions to be allowed or paid to the agent or underwriters;

•
all other items constituting underwriting compensation;

•
any discounts and commissions to be allowed or paid to dealers; and

•
any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.
If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading market for any of the securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Copies of certain information filed by us with the SEC are also available on our website at www.akerotx.com. We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Akero Therapeutics, Inc., 601 Gateway Boulevard, Suite 350, 3rd Floor, South San Francisco, CA; telephone: (650) 487-6488. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with SEC rules and regulations. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus, and the information that we file later with the SEC will automatically update and, where applicable, supersede the information already incorporated by reference. We incorporate by reference the documents listed below that we filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 16, 2020;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 27, 2020;

•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 13, 2020;

•
our Current Reports on Form 8-K filed with the SEC on May 28, 2020, June 2, 2020, June 10, 2020 (only with respect to Item 5.02), June 17, 2020 and June 30, 2020; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 17, 2019 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address: Akero Therapeutics, Inc., 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080 or calling us at (650) 487-6488.
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.akerotx.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The expenses payable by Akero in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission (the “SEC”) registration fee.
SEC registration fee		$38,940
FINRA filing fee		45,500
Legal fees and expenses		*
Accounting fees and expenses		*
Printing fees and expenses		*
Transfer agent and trustee fees		*
Miscellaneous		*
Total	$	*

*
Estimated expenses not presently known

Item 15.   Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.
We have adopted provisions in our amended and restated certificate of incorporation and amended and restated by-laws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:
•
any breach of the director’s duty of loyalty to us or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•
any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.
In addition, our amended and restated by-laws provide that:
•
we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•
we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and with certain of our executive officers. These agreements provide that we will indemnify each of our directors, certain of our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of the Company and/or in furtherance of our rights. Additionally, each of our directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by their affiliates, which indemnification relates to and might apply to the same proceedings arising out of such director’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that the Company’s obligations to those same directors are primary and any obligation of the affiliates of those directors to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.
We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended.
Item 16.   Exhibits
A list of all exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.
Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (l)(i), (l)(ii) and (l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;
(8)
That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective;

(9)
That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(10)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

EXHIBIT INDEX
Exhibit number	Description
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of Registrant, as currently in effect, (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-38944) filed on June 24, 2019).
3.2	Second Amended and Restated Bylaws of the Registrant and the amendments thereto, as currently in effect (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K (File No. 001-38944) filed on June 24, 2019).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1/A (File No. 333-231747) filed on June 10, 2019).
4.2	Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its stockholders, dated December 5, 2018 (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-231747) filed on May 24, 2019).
4.3	Form of Senior Indenture between Registrant and one or more trustees to be named
4.4	Form of Subordinated Indenture between Registrant and one or more trustees to be named
4.5 *	Form of Certificate of Designations of Preferred Stock
4.6 *	Form of Warrant Agreement and Warrant Certificate
4.7 *	Form of Unit Agreement and Unit Certificate
4.8 *	Form of Preferred Stock Certificate
4.9	Reference is made to Exhibits 3.1 and 3.2
5.1	Opinion of Goodwin Procter LLP.
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1	Power of Attorney
25.1**	Form of T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939
25.2**	Form of T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939

*
To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

**
To be filed by amendment pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, State of California, on this 1st day of July, 2020.
AKERO THERAPEUTICS, INC.
By:
/s/ Andrew Cheng

Andrew Cheng, M.D., Ph.D.
President and Chief Executive Officer
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Andrew Cheng, Jonathan Young, and William White and each of them singly, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Andrew Cheng Andrew Cheng, M.D., Ph.D.	Director, President, and Chief Executive Officer (Principal Executive Officer)	July 1, 2020
/s/ William White William White, J.D.	Executive Vice President, Chief Financial Officer and Head of Corporate Development (Principal Financial Officer and Principal Accounting Officer)	July 1, 2020
/s/ Kevin Bitterman Kevin Bitterman, Ph.D.	Director	July 1, 2020
/s/ Seth L. Harrison Seth L. Harrison, M.D.	Director	July 1, 2020
/s/ Jane P. Henderson Jane P. Henderson	Director	July 1, 2020
/s/ Tomas J. Heyman Tomas J. Heyman	Director	July 1, 2020
/s/ Mark Iwicki Mark Iwicki	Director, Chairperson	July 1, 2020
/s/ Graham Walmsley Graham Walmsley, M.D., Ph.D.	Director	July 1, 2020